Exhibit 99.1
THIS RELEASE CONTAINS INSIDE INFORMATION
VAALCO ENERGY, INC. PROVIDES POSITIVE OPERATIONAL AND FINANCIAL UPDATE

HOUSTON – January 15, 2026 - VAALCO Energy, Inc. (NYSE: EGY, LSE: EGY) (“Vaalco” or the “Company”) today provided an operational and financial update including production and sales volumes for 2025, a successful drilling update in Gabon and Egypt, positive accounts receivables update and its increased cash at bank as of December 31, 2025.

Highlights and Key Items:

•Recorded full year 2025 sales volumes of approximately 22,100 working interest (“WI”) barrels of oil equivalent per day (“BOEPD”), at the top of its guidance range of 20,800 to 22,200 WI BOEPD;
oProduced approximately 21,150 WI BOEPD for full year 2025, at the midpoint of its full year guidance range;
•Increased cash at bank by nearly $35 million to $58.8 million at December 31, 2025, while continuing to fund Vaalco’s capital programs with no draws against the Company’s reserve based lending facility (“RBL”) in the fourth quarter;
•Continued strong collection of receivables in Egypt with all receivables now largely on a current basis;
•Successful start to the Phase Three Drilling Program offshore Gabon;
oEncountered high-quality reservoir in the ET-15 well in line with initial estimates;
oSecond pilot hole, the ET-15P-ST1, encountered multiple sand intervals with detailed analysis and volumetric assessment underway to confirm commercial viability;
•Confirmed Baobab Ivorian (formerly MV10) Floating Production Storage and Offloading Vessel (“FPSO”) for the Baobab field remains on track to leave the Dubai dry dock in early February to sail back to Cote d’Ivoire; and
•Completed successful 2025 Egyptian drilling program, which included a successful exploration well in the H-Field, Eastern Desert, that opens a new development area with an initial flow rate of approximately 450 BOEPD.

Gabon Phase Three Drilling Program Update

Vaalco’s Phase three Drilling Program in Gabon commenced in the fourth quarter of 2025 with the drilling of two pilot wells in the Etame field. The first well, ET-15P, was drilled to a total depth of 2,397 meters in the western Etame-1V fault block, targeting the Gamba and encountered high-quality reservoir sands consistent with pre-drill projections. Pressure data confirmed strong communication with nearby producing wells, supporting the presence of a connected and productive reservoir system with initial estimates of between 2.4 and 3.2 million barrels of oil in place. Additionally, the well successfully evaluated the deeper Dentale formation, where good-quality, oil-bearing sands were encountered confirming the continuity of the original oil-water contact across this part of the field and further strengthening the development potential of the Etame asset. The second pilot well, ET-15P-ST1, was drilled to a depth of 2,175 meters on the western side of the main Etame fault block, also targeting the Gamba, and encountered multiple high-quality sand intervals, delivering approximately nine meters of net reservoir and four meters of net pay across two sand lobes. Detailed analysis and volumetric assessment are underway to determine future commercial viability. Vaalco is currently drilling the ET-15P, a horizontal production sidetrack, confirmed by the first pilot hole, which the Company expects to have on production later in the first quarter.

George Maxwell, Vaalco’s Chief Executive Officer, commented, “We completed another successful year in 2025 and have started 2026 with some positive momentum as we continue to execute on our major projects. Our track record of consistently delivering results at or above guidance continued in Q4 2025 with very strong sales and solid production performance. We repeatedly raised production and sales guidance in 2025 and continued to deliver on those increased guidance ranges. We were able to fund all cash capital expenditures, pay the quarterly dividend and raise our cash position at year-end by nearly $35 million without any draws against our RBL in Q4 2025, closing the year with a net debt position of just over $1 million. This was driven by strong sales and continued strong collection from our receivables, where all of our aged receivables are now current. We are particularly pleased with the progress our team have made in our Egyptian receivables in 2025. At the start of 2025 our outstanding Accounts Receivable for EGPC amounted to $113 million, and at year end 2025 this balance had fallen to $31 million even after invoicing over $129 million in revenue for the year. We collected over $210 million in 2025, boosted by an industry payment of $40 million received in the last week of the year. We are pleased to be working with strong partners and host nations that continue to be very positive toward capital investment in oil and gas projects.”

“We are encouraged with the successful start of our Phase Three Drilling Program offshore Gabon. As planned, we have drilled two pilot holes and encountered high-quality sands in both pilot holes. The FPSO project at Cote d'Ivoire remains on schedule as we are forecasting the Baobab Ivorian to leave Dubai in early February to sail back to the Baobab field to resume production in the second quarter. As we enter 2026, with major projects underway in both Gabon and Côte d’Ivoire, we are looking to continue to drive meaningful growth that we believe will translate into value for our shareholders for the remainder of the decade.”
About Vaalco
Vaalco, founded in 1985 and incorporated under the laws of Delaware, is a Houston, Texas, USA based, independent energy company with a diverse portfolio of production, development and exploration assets across Gabon, Egypt, Côte d'Ivoire, Equatorial Guinea, Nigeria and Canada.
For Further Information

Vaalco Energy, Inc. (General and Investor Enquiries)	+00 1 713 543 3422
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Burson Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Barry Archer	VAALCO@buchanan.uk.com

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan” and “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements relating to (i) estimates of future drilling, production, sales and costs of acquiring crude oil, natural gas and natural gas liquids; (ii) expectations regarding the timing and costs of completion for scheduled maintenance of the FPSO servicing the Baobab field; (iii) expectations regarding future exploration and the development, growth and potential of Vaalco’s operations, project pipeline and investments, and schedule and anticipated benefits to be derived therefrom; (iv) expectations regarding future acquisitions, investments or divestitures; (v) expectations of future balance sheet strength; and (vi) expectations of future equity and enterprise value.
Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to any unforeseen liabilities of Vaalco; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; risks relating to the timing and costs of completion for scheduled maintenance of the FPSO servicing the Baobab field; and the risks described under the caption “Risk Factors” in Vaalco’s most recent Annual Report on Form 10-K.
Any forward-looking statement made by Vaalco in this press release is based only on information currently available to Vaalco and speaks only as of the date on which it is made. Except as may be required by applicable securities laws, Vaalco undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Inside Information
This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of Vaalco is Matthew Powers, Corporate Secretary of Vaalco.
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